EXHIBIT 21

JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES

The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of October 1, 1999. Inactive subsidiaries are not presented.

                                                              Jurisdiction in
Name of Subsidiary (1)(2)                                     which Incorporated
------------------                                            ------------------
Johnson Worldwide Associates Australia Pty. Ltd.              Australia
Johnson Worldwide Associates Canada Inc.                      Canada
   Plastiques L.P.A. Limitee                                  Canada
Mitchell Sports, S.A.                                         France
Old Town Canoe Company                                        Delaware
   Leisure Life Limited                                       Michigan
   Extrasport, Inc.                                           Florida
Scubapro Sweden AB                                            Sweden
Under Sea Industries, Inc.                                    Delaware
   JWA Holding B.V.                                           Netherlands
        Johnson Beteiligungsgesellschaft GmbH                 Germany
             Jack Wolfskin Ausrustung fur Draussen GmbH       Germany
             Johnson Outdoors V GmbH                          Germany
             Scubapro Taucherauser GmbH                       Germany
             Uwatec AG                                        Switzerland
                  Uwatec Instruments Deutschland              Germany
                  Uwatec USA, Inc.                            Maine
                  Uwatec Espana, S.A.                         Spain
                  Uwatec U.K., Ltd.                           United Kingdom
                  Uwatec Asia, Ltd. (3)                       Hong Kong
                  Uwatec Batam                                Indonesia
                  Uwaplast AG                                 Switzerland
             Scubapro Asia, Ltd.                              Japan
        Scubapro Espana, S.A.(4)                              Spain
        Scubapro Eu AG                                        Switzerland
        Scubapro Europe Benelux, S.A.                         Belgium
             JWA France                                       France
                  Scuba/Uwatec S.A.                           France
        Scubapro Europe S.r.l.                                Italy
             Scubapro Italy S.r.l.                            Italy
        Scubapro Norge AS                                     Norway
        Scubapro Taucherausrustungen Gesellschaft GmbH        Austria
        Scubapro (UK) Ltd.(5)                                 United Kingdom

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(1)  Unless  otherwise  indicated in brackets,  each company does  business only under its legal name.
(2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide Associates, Inc. (through direct or indirect ownership).
(3)  Percentage of stock owned is 60%.
(4)  Percentage of stock owned is 98%.
(5)  Percentage of stock owned is 99%.